                      SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549

                              ___________________

                                   FORM 8-K

                                CURRENT REPORT

                    PURSUANT TO SECTION 13 OR 15(d) OF THE

                        SECURITIES EXCHANGE ACT OF 1934

      Date of Report (Date of earliest event reported):  JANUARY 8, 1999


                          VIMRX PHARMACEUTICALS INC.
              (Exact name of registrant as specified in charter)


          DELAWARE                        0-19153                           06-1192468
(State or other jurisdiction       (Commission File Number)               (IRS Employer
of incorporation)                                                        Identification No.)

2751 CENTERVILLE ROAD, SUITE 210, WILMINGTON, DELAWARE                     19808
(Address of principal executive offices)                                 (Zip Code)

      Registrant's telephone number, including area code: (302) 998-1734

                                NOT APPLICABLE
         (Former name or former address, if changed since last report)

ITEM 5.    OTHER EVENTS.

On January 8, 1999, VIMRX Pharmaceuticals Inc. (the "Registrant") issued a press release announcing the issuance by the FDA of an "approvable letter" stating that the application for premarket approval of the Isolex(R) Cell Selection System is approvable subject to the submission of additional information needed primarily to finalize labeling and the inspection of manufacturing facilities.
A copy of the press release is attached as Schedule A hereto.

                                  SIGNATURES

          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                              VIMRX Pharmaceuticals Inc.
                              (Registrant)


                              By: /s/ Francis M. O'Connell
                                  -------------------------------------------
                                 Francis M. O'Connell
                                 Chief Financial Officer

Dated: January 8, 1999

                                  SCHEDULE A
                  PRESS RELEASE OF VIMRX PHARMACEUTICALS INC.
                  -------------------------------------------

              NEXELL THERAPEUTICS RECEIVES FDA APPROVABLE LETTER
               FOR ISOLEX(R) 300 AND 300I CELL SELECTION SYSTEM


Irvine, CA, and Wilmington, DE, January 08, 1999 Nexell Therapeutics Inc., a majority-owned subsidiary of VIMRX Pharmaceuticals Inc. (NASDAQ: VMRX), announced today that the U.S. Food and Drug Administration (FDA) has issued an approvable letter for the Isolex(R) Cell Selection System. In the letter, the FDA states that the premarket approval application (PMA) for the Isolex(R) 300, and the supplement for the fully automated Isolex(R) 300i, are approvable subject to the submission of additional information needed primarily to finalize labeling and the inspection of manufacturing facilities.

"The FDA's decision is important because the Isolex(R), upon final approval, will address a health care market need for a cell selection system to support cancer treatment in the United States," said L. William McIntosh, president and CEO of Nexell Therapeutics Inc. "Further, gaining an approvable decision from the FDA on our lead product is a critical business milestone for Nexell. We will work closely with the FDA to submit the requested data to finalize labeling in a timely manner and complete the facility inspections."

Upon final approval from the FDA, the Isolex(R) would be the only cell selection system commercially marketed in the United States. The Isolex(R) Cell Selection System is currently marketed in the European Union as a component of cancer treatment for both positive selection of stem cells and negative removal (or depletion) of tumor cells from bone marrow or peripheral blood. In addition, the Isolex(R) is available for use in Hungary, Israel, New Zealand, Poland and Slovenia. Nexell is currently seeking clearance to market the Isolex(R) in Australia, Canada, Japan and various countries in Eastern Europe and the Mediterranean region.

Stem cell transplantation using bone marrow or peripheral blood is performed following high-dose chemotherapy in an effort to restore a patient's blood and immune cell production. This procedure carries the risk that some tumor cells will be given back to the patient with the stem cells. In transplantation with cell selection, a patient's stem cells are isolated further from the other components of bone marrow and blood. Stem cell selection is intended to reduce tumor cells in the transplant product and thus may be beneficial to patients receiving high-dose chemotherapy for cancer.

NEXELL THERAPEUTICS INC.

Located in Irvine, California, Nexell Therapeutics Inc. is a biotechnology company majority-owned by VIMRX Pharmaceuticals Inc. (NASDAQ:VMRX) and minority-owned by Baxter Healthcare Corporation, the principle domestic operating subsidiary of Baxter International Inc. Nexell is developing and marketing innovative ex vivo cell therapies for cancer, autoimmune, metabolic and genetic diseases. Nexell's lead product, the Isolex(R) Cell Selection System, is marketed in a number of countries and is currently under final review by the FDA in the United States. In addition, Nexell markets an extensive line of cell therapy preparation, storage and expansion products including the Cryocyte(TM) and Lifecell(R) brands.

The Private Securities Litigation Reform Act of 1995 provides a "safe harbor" for certain forward-looking statements. The forward-looking statements contained in this release are subject to certain risks and uncertainties. Actual results could differ materially from current expectations. Among the factors which could affect the Company's actual results and could cause results to differ from those contained in the forward-looking statements contained herein are the success of the Company's clinical trials, delays in receiving FDA or other regulatory approvals and the development of competing therapies and/or technologies by other companies.


                                     # # #



NOTE TO INVESTORS AND EDITORS: VIMRX and Nexell's press releases are available on the Internet through www.vimrx.com and through BusinessWire's web site at http://www.businesswire.com. The releases also are available at no charge through BusinessWire's fax-on-demand service at 800-411-8792.